UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________

FORM 8-K
_______________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2024
_______________________

Context Therapeutics Inc.
(Exact name of registrant as specified in its charter)
_______________________

Delaware	001-40654	86-3738787
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2001 Market Street, Suite 3915, Unit #15
Philadelphia, Pennsylvania 19103
(Address of principal executive offices including zip code)

(267) 225-7416
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading	Name of exchange
	Symbol	on which registered
Common Stock	CNTX	The Nasdaq Stock Market
$0.001 par value per share

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 9, 2024 (the “Closing Date”), Context Therapeutics Inc. (the “Company”) entered into an asset purchase agreement (the “Purchase Agreement”) pursuant to which the Company acquired (the "Transaction") CT-95 (formerly known as LNK-101), a mesothelin x CD3 T cell engaging bispecific antibody, from Link (assignment for the benefit of creditors), LLC (the “Seller”), which succeeded to the assets of Link Immunotherapeutics Inc. The U.S. Food and Drug Administration previously cleared the investigational new drug ("IND") application for CT-95 and the Company expects to initiate a Phase 1 trial to evaluate CT-95 in the first quarter of 2025. The Company funded the acquisition of CT-95 and intends to fund its advancement through the dose escalation portion of a Phase 1 clinical trial with the Company’s existing cash.
Pursuant to the Purchase Agreement, the Company purchased all of the assets of the Seller associated with CT-95, including patent rights, know-how, regulatory filings, and inventory of drug substance and drug product (the “Transferred Assets”), on an “as is” and “where is” basis. CT-95 patents are currently being prosecuted and/or maintained in the United States, Europe, Canada, Australia and Taiwan. The Company also assumed certain liabilities relating to the Transferred Assets. In consideration of the purchase of the Transferred Assets, the Company made a one-time payment to Seller of $3.75 million.

The Purchase Agreement contains limited representations and warranties, covenants, and closing conditions customary for a transaction of this nature, including, without limitation, confidentiality obligations.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On July 10, 2024, the Company issued a press release announcing the Transaction. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On July 10, 2024, the Company also updated its corporate presentation for use in meetings with investors, analysts and others. A copy of the corporate presentation is filed as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

The information in this Item 7.01, and Exhibits 99.1 and 99.2 attached hereto, are being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing.

Item 9.01. Exhibits.

(d) Exhibits

Exhibit No.    Description
10.1#        Asset Purchase Agreement, dated July 9, 2024, by and between the Company and the Seller
99.1        Press Release issued by Context Therapeutics Inc., dated July 10, 2024
99.2         Context Therapeutics Inc. Corporate Presentation - July 2024
104        Cover Page Interactive Data File (embedded within the inline XBRL document)

# Certain information has been excluded from the exhibit because it both (i) is not material and (ii) is the type that the registrant treats as private or confidential.

Forward-looking Statements

This Current Report on Form 8-K contains “forward-looking statements” that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact, included in this press release regarding strategy, future operations, prospects, plans and objectives of management, including words such as “may,” “will,” “expect,” “anticipate,” “look forward,” “plan,” “intend,” and similar expressions (as well as other words or expressions referencing future events, conditions, or circumstances) are forward-looking statements. These include, without limitation, statements regarding (i) our expectation to initiate a Phase 1 trial to evaluate CT-95 in the first quarter of 2025, and (ii) our expectation that we can fund the advancement of CT-95 through the dose escalation portion of a Phase 1 clinical trial with our existing cash. Forward-looking statements in this Current Report on Form 8-K involve substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements, and we therefore cannot assure you that our plans, intentions, expectations, or strategies will be attained or achieved. Other factors that may cause actual results to differ from those expressed or implied in the forward-looking statements in this Current Report on Form 8-K are discussed in our filings with the Securities and Exchange Commission, including the section titled “Risk Factors” contained therein. Except as otherwise required by law, we disclaim any intention or obligation to update or revise any forward-looking statements, which speak only as of the date they were made, whether as a result of new information, future events, or circumstances or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 10, 2024	Context Therapeutics Inc.

By: /s/ Martin A. Lehr
Name: Martin A. Lehr
Title: Chief Executive Officer